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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Ascend Communications, Inc. on Form S-4 of our report dated November 7, 1995, relating to the financial statements of NetStar, Inc. as of September 30, 1995 and 1994 and for each of the three years in the period ended September 30, 1995, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Minneapolis, Minnesota
July 10, 1996